EX 32.1

                           CERTIFICATION PURSUANT TO

                            18 U.S.C. SECTION 1350,

                            AS ADOPTED PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of North American Gaming and Entertainment

Corporation (the "Company") on Form  10-KSB  for the period ending December 31,

2008 has filed with the Securities and Exchange  Commission  on the date hereof

(the "Report"),  I,  Chen  Weidong,  Chief  Executive  Officer,  President  and

Director  of  the  Company, certify, pursuant to 18  U.S.C.  Section  1350,  as adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

     (1)    The Report fully complies with the requirements of Section 13(a) or

15(d) of the Securities Exchange Act of 1934; and

     (2)     The  information  contained  in the Report fairly presents, in all material respects, the financial condition  and  result  of  operations  of the

Company.

Name & Title                                    Date

/s/  Chen Weidong

-----------------

Chief Executive Officer (Principal

Executive Officer), President, and Director     April 15, 2009